Exhibit 10.5

RED ANCHOR TRADING CORPORATION LIMITED

EXCHANGEABLE PROMISSORY NOTE

USD 200,000	September 1st, 2020

FOR THE VALUE RECEIVED, RED ANCHOR TRADING CORPORATION LIMITED, incorporated under the laws of British Virgin Islands whose registered office is at Morgan & Morgan Building, Pasea Estate, P.O.Box 958, Road Town, Tortola British Virgin Islands (the "Company") promises to pay to The Ultimate Solution Limited, incorporated under the laws of Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KYI1-1105 (the "Investor"), in lawful money of the United States of America the principal sum of Two Hundred Thousand Dollars ($200,000), or such less amount as shall equal the then outstanding principal amount hereof. All then outstanding principal shall be converted or repaid as set forth herein. This Convertible Promissory Note (this "Note") may be prepaid in whole or in part, at any time and from time to time without premium or penalty.

1.	Definitions

As used in this Note, the following capitalized terms have the following meanings:

1.1	"Charter" shall mean the Company's articles of incorporation as may be amended or restated from time to time.

1.2	"Common Stock" shall mean common stock of MONAKER GROUP, INC.

1.3	"Conversion" shall mean the conversion as set out in Clause 4 hereafter.

1.4	"Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

1.5
"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due.

1.6
"Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2.	Events of Default

The occurrence of any of the following shall constitute an "Event of Default" under this Note:

1.1
Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

1.2
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

3.	Rights of Investor Upon Default

Upon the occurrence of any Event of Default immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of the Investor, exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Additionally, upon the occurrence of any Event of Default, the outstanding principal balance of this Note shall bear interest ("Default Interest") while such default exists at the lesser of: (a) eighteen percent (18%) per annum and (b) the maximum legally permissible rate (the "Default Rate").

4.	Conversion and Repayment

1.1
Conversion. Upon the Company's receipt of the shares of Common Stock and no later than June 15th, 2021, the principal amount of this Note shall be automatically converted into 165,919 (one hundred sixty-five thousand nine hundred nineteen) fully paid and nonassessable shares of Common Stock, which shall be adjusted proportionally in the event of a split or reverse split of the Common Stock prior to conversion hereunder and to the outstanding amount due to Investor upon Conversion. The Company shall cause to be delivered stock certificates to or as directed by Investor.

1.2
Repayment. In the event that the Company is unable to acquire shares of Common Stock by June 15th, 2021, which can be adjusted upon further written notice from the Investor, the principal amount of this Note shall be repaid to the Investor.

5.	Representations and Warranties of the Company

The Company represents and warrants to the Investor that:

1.1
Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

1.2
Authority. The execution, delivery and performance by the Company of the Note and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

1.3
Enforceability. The Note has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

1.4
Non-Contravention. The execution and delivery by the Company of the Note and the performance and consummation of the transactions contemplated hereby do not and will not (i) violate the Charter or bylaws of the Company, or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

1.5
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Notes by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Note.

6.	Representations and Warranties

Investor represents and warrants to the Company upon the acquisition of the Note as follows:

1.1
Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes valid and binding obligations of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

1.2
Securities Law Compliance. Investor has not been formed solely for the purpose of making this investment and is purchasing the Note for its own account for investment, not as a nominee or agent. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Investor's financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

1.3
Purchase Price. Investor has already delivered to the Company the principal sum of USD 200,000 (Two Hundred Thousand United States Dollars), according to the Loan Agreement between the Company and the Investor dated as of August 27th, 2020.

7.	Miscellaneous

1.1	Waivers and Amendments. Any provision of this Note may be amended, waived or modified only with the written consent of the Company and of the Investor.

1.2	Governing Law. This Note and all actions arising out of or in connection herewith or therewith shall be governed by and construed in accordance with the laws of Hong Kong.

1.3	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

1.4
Jurisdiction and Venue. Investor and the Company irrevocably agree that any action brought by either Party against the other concerning the transactions contemplated by this Note, the Parties will attempt to resolve the dispute through friendly consultation. If the dispute is not resolved through friendly consultation within 30 days, then any or all outstanding issues shall be settled by arbitration in accordance with the Arbitration Rules of the Thai Arbitration Institute, Office of the Judiciary, applicable at the time of submission of dispute to arbitration, and the conduct of the arbitration thereof shall be under the auspices of the Thai Arbitration Institute. The arbitral award is final and binding upon both Parties. Each Party shall be responsible for their own arbitration expenses as well as attorney fee.

In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.5
Successors and Assigns. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and Investor under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the Parties.

1.6
Transfer and Replacement of this Note. The Company will keep, at its principal executive office, books for the recordation of the Investors and recordation of transfer of this Note. Prior to presentation of this Note for transfer, the Company shall treat the Person in whose name this Note is recorded as the owner and holder of this Note for all purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company's chief executive office, and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor this Note in the principal requested by such holder, dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note and recorded in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of this Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

1.7
Assignment by the Company. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

1.8
Entire Agreement. This Note constitutes and contains the entire agreement among the Company and Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the Parties, whether written or oral, respecting the subject matter hereof.

1.9
Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each Party as follows:

(i)	For the Company

Address: No. 101, True Digital Park, 5th Floor unit 5-D of Pegasus Building, Sukhumvit Road, Bang Chak, Prakanong, Bangkok 10260 THAILAND

Attention: Ms. Nithinan Boonyawattanapisut

Email: nithinan@hotplay.games

(ii)	For the Investor

Address: #408, 4th Floor, True Digital Park, 101 Sukhumvit Road, Bang Chak, Prakanong, Bangkok, 10260 THAILAND

Attention: Mr. Jia Zheng

Email: jia@tandbmediaglobal.com

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing, (iv) if sent via facsimile, upon confirmation of facsimile transfer or (v) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day.

1.10	Expenses. The Company and Investor shall be responsible for their own legal fees and other expenses incurred in connection with the negotiation, drafting and execution of this Note.

1.11
Severability of this Note. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.12
Usury. If any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

1.13	Supersede. This Note shall supersede the Loan Agreement (in the amount of USD 200,000) between the Company and the Investor dated as of August 27th, 2020.

1.14	Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

1.15
Review and Knowledge. Each Party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note.

1.16
Counterparts. This Note and any signed agreement or instrument entered into in connection with this Note, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by.pdf,.tif,.gif,.jpeg or similar attachment to electronic mail (any such delivery, an "Electronic Delivery") shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature Pages Follows]

IN WITNESS WHEREOF, the Parties have caused this Note to be duly executed and delivered as of the date first written above.

Agreed and accepted.

COMPANY		INVESTOR

Red Anchor Trading Corp.		The Ultimate Solution Limited

By:	/s/ Nithinan Boonyawattanapisut	By:	/s/ Jwanwat Ahriyayraromp
Name:	Nithinan Boonyawattanapisut	Name:	Jwanwat Ahriyavraromp
Title:	Authorized Director	Title:	Authorized Director

WITNESS		WITNESS

By:	/s/ John Todd Bonner	By:	/s/ Jia Zheng
Name:	John Todd Bonner	Name:	Jia Zheng